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                             EXHIBIT 21

                    SUBSIDIARIES OF THE REGISTRANT

                         AS OF MARCH 25, 1999

Royal Oak Mines Inc. (Amalgamated in the province of Ontario)

     10502 Newfoundland Ltd. (Incorporated in the province of Newfoundland; 100% owned)

     934962 Ontario Inc. (Incorporated in the province of Ontario; 100% owned)

     Arctic Precious Metals, Inc., doing business as Royal Oak Mines (USA) (Incorporated in the state of Nevada; 100% owned)

          Oz Investments Inc. (Incorporated in the state of Washington; 100% owned)

     Beaverhouse Resources Ltd. (Incorporated in the province of Ontario; 100% owned)

     Consolidated Professor Mines Limited (Amalgamated in the province of Ontario; 100% owned)

     Northbelt Yellowknife Gold Mines Ltd. (Incorporated in the province of Ontario; 72% owned)

     Ronnoco Gold Mines Limited (Incorporated in the province of Ontario; 89% owned)

     Royal Eagle Exploration Inc. (Incorporated in the province of Ontario; 60% owned)

          First Eagle Holdings, Inc. (Incorporated in the state of Nevada; 100% owned by Royal Eagle Exploration Inc.)

     Royal Oak Hope Brook Ltd. Incorporated in the province of Ontario; 100% owned)

     Royal Oak Timmins Ltd. (Incorporated in the province of Ontario; 100% owned)

     Royal Oak Yellowknife Ltd. (Incorporated in the province of Ontario; 100% owned)

     Witteck Development Inc. (Incorporated in the province of Ontario; 100% owned).